As filed with the United States Securities and Exchange Commission on March 8, 2022
Registration No. 333-127598

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-127598

UNDER THE SECURITIES ACT OF 1933
W. R. BERKLEY CORPORATION
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction or incorporation or organization)	22-1867895 (I.R.S. Employer Identification Number)
475 Steamboat Road
Greenwich, Connecticut 06830
(Address of Principal Executive Offices)
___________________________________________________________

W. R. Berkley Corporation
Deferred Compensation Plan for Directors
(Full title of the plan)
___________________________________________________________
Philip S. Welt, Esq.
Executive Vice President, General Counsel and Secretary
W. R. Berkley Corporation
475 Steamboat Road
Greenwich, Connecticut 06830
(203) 629-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________________________________________________
Copy to:
Jeffrey S. Hochman, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019-6099
(212) 728-8000
___________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):
Large accelerated filer ☒ Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)   Smaller reporting company ☐    Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-8, File No. 333-127598 (the “Prior Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2006, registering the offer and sale of $500,000 of Deferred Compensation Obligations (and shares of Common Stock of W. R. Berkley Corporation (the “Company”), issuable upon conversion of such Deferred Compensation Obligations) pursuant to the Company’s Deferred Compensation Plan for Directors of the Company, is being filed to terminate all offerings under the Prior Registration Statement and deregister any and all securities that remain unsold pursuant to the Prior Registration Statement.

DEREGISTRATION OF UNSOLD SECURITIES
In accordance with the undertaking contained in the Prior Registration Statement, effective immediately upon the filing of this Post-Effective Amendment, the Company hereby deregisters any and all Deferred Compensation Obligations (and related shares of Common Stock) previously registered with the Commission under the Prior Registration Statement that remain unsold as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on the 8th day of March, 2022.
W. R. BERKLEY CORPORATION
By:	/s/ Richard M. Baio Richard M. Baio Executive Vice President and Chief Financial Officer
Note:  No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.